UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by

Rule 14(c)-5(d)(2))

☐	Definitive Information Statement

Medical Billing Assistance, Inc.
(Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required

☐	Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, schedule, or registration statement number:

3.	Filing party:

4.	Date filed:

MEDICAL BILLING ASSISTANCE, INC.

16325 East Dorado Avenue
Centennial, Colorado 80115

INFORMATION STATEMENT

GENERAL

This Information Statement is first being mailed on or about November 15, 2010, to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of Medical Billing Assistance, Inc., a Colorado corporation (the “Company”), as of the close of business on November 1, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement relates to a written consent in lieu of a meeting, dated November 12, 2010 (the “Written Consent”), of the shareholder of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Medical Billing Assistance, Inc.

The Written Consent authorized an amendment to our Articles of Incorporation (the “Amendment”), which amends our current Articles of Incorporation to increase our authorized Common Stock from 50,000,000 shares to 100,000,000 shares.  A copy of the substantive text of the Amendment is attached to this Information Statement as Appendix A.

The increase in authorized common shares will become effective on the filing of articles of amendment to our articles of incorporation with the Secretary of State of Colorado which filing will occur at least 20 days after the date of the mailing of this Information Statement to our stockholders.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Michael West
Michael West
President

Date: November 15, 2010

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDER

Under the Colorado Business Corporation Act and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Amendment requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 9,716,000 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On November 12, 2010, our Board of Directors unanimously adopted a resolution approving the Amendment and recommended that our stockholders approve the Amendment substantially as set forth in Appendix A.  In connection with the adoption of this resolution, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

CONSENTING STOCKHOLDERS

Effective November 12, 2010, Michael West, being the record holder of 8,216,500 shares of our Common Stock, constituting approximately 84.6% of the voting power of the issued and outstanding shares of our Common Stock, consented in writing to the Amendment.

Accordingly, we have obtained all necessary corporate approvals in connection with the Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholder was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Colorado Business Corporation Act, file the Amendment with the Colorado Secretary of State’s Office. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.
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DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The following is a description of the material provisions of our capital stock.  The following description is intended to be a summary and does not describe all of the provisions of our articles of incorporation or bylaws or Colorado law applicable to us

General

As of November 1, 2010, the Company’s authorized capital stock consisted of 50,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 authorized shares of Preferred Stock, par value $.10 per share.  As of November 1, 2010, 9,716,000 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at an annual meeting of shareholders. However, amendment of the articles of incorporation require the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the Common Stock have the power to elect all directors and, as a practical matter, to control the company. Holders of Common Stock are not entitled to preemptive rights.

Preferred Stock

Our preferred shares are entitled to such rights, preferences and limitations as determined by our board of directors. At the present time, no rights, preferences or limitations have been established for our preferred shares.

Quorum

The presence, in person or by proxy, of holders of at least a majority of the issued and outstanding shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

Cash Dividends

The Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Company’s board of directors and will depend upon the Company’s earnings, if any, the Company’s capital requirements and financial position, the Company’s general economic conditions, and other pertinent conditions.  It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company’s business operations.

 Our Common Stock is quoted on the OTC Bulletin Board under the symbol “MBDL.”

Stock Transfer Agent

The stock transfer agent for our securities is Corporate Stock Transfer of Denver, Colorado.  Their address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their phone number is (303)282-4800.

INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES

General

Our current Articles of Incorporation state that the number of authorized shares of Common Stock is limited to 50,000,000 shares.  As of November 1, 2010, a total of 9,716,000 shares of Common Stock were issued and outstanding. The Amendment has been adopted to provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions.

Our Board of Directors unanimously approved, subject to stockholder approval, the Amendment to increase the number of authorized shares of Common Stock to 100,000,000 shares.

Stockholder approval for the Amendment to increase the number of authorized shares was obtained by Written Consent of stockholders holding at least a majority of the voting power of our issued and outstanding Common Stock as of the Record Date. The Amendment for the increase in authorized shares will become effective upon filing of the Amendment promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date. The substantive text of the proposed Amendment is attached hereto as Appendix A.

Distribution and Costs

We will pay the cost of preparing, printing and distributing this Information Statement.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the board of directors nor the approval by the Majority Stockholder of the increase in authorized shares provides shareholders any right to dissent and obtain appraisal of or payment for such shareholder's shares under the Colorado Business Corporation Act, the articles of incorporation or the bylaws.

Potential Anti-takeover Effects of Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. Although the remainder of significant amounts of authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, the increase in authorized common shares proposal is not being undertaken in response to any effort of which our Board of Directors is aware to accumulate shares of our Common Stock or obtain control of the Company.

Other than this proposal, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our Bylaws and Articles of Incorporation, the holders of the Company’s common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Appendix A

ARTICLES OF AMENDMENT TO

THE ARTICLES OF INCORPORATION

OF

MEDICAL BILLING ASSISTANCE, INC.

The number of authorized common shares of the corporation (the “Corporation”) whose Articles of Incorporation (the “Articles”) are to be amended will be increased from 50,000,000 to  100,000,000. The par value of the common shares will remain at $0.001 per share.